EXHIBIT 4.1


THE SECURITIES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                               MEDI-HUT CO., INC.

                               WARRANT CERTIFICATE
                     Common Stock, par value $.001 per share

Date of Issue: February 1, 2003                              Warrant to Purchase
                                                                1,500,000 Shares

         THIS CERTIFIES THAT, for value received, Century Capital Associates LLC, or its registered assigns, is entitled, subject to the provisions of this Warrant Certificate (this "Warrant"), to purchase an aggregate of 1,500,000 shares of common stock, par value $.001 per share ("Common Stock"), of Medi-Hut Co., Inc. (the "Company").

         The number of shares of the Common Stock to be received upon the exercise of this Warrant and the payment of the Underlying Share Purchase Price (as hereinafter defined) therefor are subject to adjustment from time-to-time as hereinafter set forth.

         SECTION 1. Definitions. The following terms as used in this Warrant shall have the meanings set forth below:

         (a) "Assignment Form" means the form attached hereto as Exhibit A.

         (b) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. For purposes of this definition, "controlling" (including with its correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power (i) to vote or direct the vote of ten percent (10%) or more of the securities having ordinary voting power of a corporation or other business entity, or (ii) to direct or cause the direction of the management and policies of a corporation or other business entity, whether through the ownership of securities, by contract of otherwise.

         (c) "Associate" shall mean, with respect to any Person, (i) a corporation or organization (other than the Company or a Subsidiary of the Company) of which such Person is an officer or partner or is, directly or
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indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, (iii) any relative or spouse of such Person, or (iv) any relative of such spouse who has the same home as such Person or who is a director or officer of the Company or its Subsidiaries.

         (d) "Business Day" means any day other than a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New Jersey.

         (e) "Cashless Exercise" shall have the meaning set forth in Section 2(c) hereof.

         (f) "Cashless Exercise Form" means the form attached hereto as Exhibit
B.

         (g) "Change of Control" shall have the meaning set forth in Section 4(e)(i) hereof.

         (h) "Claims" shall have the meaning set forth in Section 6(f) hereof.

         (i) "Common Stock" shall have the meaning set forth in the introductory paragraph.

         (j) "Company" shall have the meaning set forth in the introductory paragraph, or any successor thereof.

         (k) "Consulting Agreement" shall have the meaning set forth in Section 2(b) hereof.

         (l) "Convertible Securities" shall have the meaning set forth in
Section 4(b)(i) hereof.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Excluded Securities" means the issuance by the Company of shares
(i) of its capital stock (A) offered to the public pursuant to a Qualified Public Offering, (B) in connection with any dividend or distribution to the holders of Common Stock, (C) upon exercise of any Options issued pursuant to any employee stock option or executive incentive ownership plans approved by a majority of the directors of the Company, (D) any shares of capital stock issued in connection with any stock splits, reclassifications, recapitalizations or similar events, or (E) any shares of capital stock issued in connection with any acquisition of another company or technology rights, or (ii) any Options issued pursuant to any of the plans referred to in clause (i)(C) above.

         (o) "Exercise Date" shall mean any date on which the Company shall have received (i) this Warrant, together with a Subscription Form or Cashless Exercise Form duly executed by the Warrant Holder, or his, her or its attorney-in-fact duly authorized in writing, and (ii) if other than a Cashless Exercise, payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Underlying Share Purchase Price, plus transfer taxes, if any.

         (p) "Indemnified Party" shall have the meaning set forth in Section 6(f) hereof.


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         (q) "Independent Directors" means the members of the Company's Board of
Directors with no affiliation with the Company other than in their capacity as directors.

         (r) "Independent Investment Bank" means any investment bank or valuation firm chosen by the Company and approved by a majority of the Independent Directors.

         (s) "Inspectors" shall have the meaning set forth in Section 6(b)(xi) hereof.

         (t) "Issuance Date" means February 1, 2003.

         (u) "Market Price" means, as to any security, the average of the closing prices of such security's sales on all domestic securities markets on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such markets at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted on the NASDAQ Bulletin Board as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted on the NASDAQ Bulletin Board, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization; in each such case averaged over a period of ten (10) days immediately preceding the day as of which "Market Price" is being determined; provided that if such security is listed on any domestic securities market, the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted on the NASDAQ Bulletin Board or other domestic over-the-counter market, the "Market Price" shall be the fair value thereof as determined in good faith by a majority of the Independent Directors (determined without giving effect to any discount for minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that the Company has no class of equity registered under the Securities Act), such fair value to be determined by reference to the case price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell; provided, however, (i) in the event that the Warrant Holder reasonably disagrees with the determination of the fair value by a majority of the Independent Directors or (ii) if such fair value is being determined in connection with an issuance of securities solely to one or more Affiliates of the Company, then in each such case if so required by the Warrant Holder, such fair value shall be determined by an Independent Investment Bank and the determination of such Independent Investment Bank shall be final and binding on the Company and the Warrant Holder.

         (v) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

         (w) "Options" shall have the meaning set forth in Section 4(b)(i) hereof.

         (x) "Permitted Issuance" means the issuance by the Company of shares
(i) of Common Stock (A) offered to the public pursuant to a Qualified Public Offering, (B) upon conversion of any of the convertible securities issued by the Company and outstanding as of the Issuance Date, (C) in connection with any dividend or distribution to the holders of Common Stock, (D) upon exercise of any Options outstanding prior to the Issuance Date or thereafter issued pursuant


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to any stock option or warrants or pursuant to employee stock option or executive incentive ownership plans approved by a majority of the Independent Directors, or (E) any shares of Common Stock issued in connection with any stock splits, reclassifications, recapitalizations or similar events, or (ii) any Options issued pursuant to any of the plans referred to in clause (i)(D) above.

         (y) "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

         (z) "Qualified Public Offering" means an underwritten public offering of shares of Common Stock in which the Company shall have received net proceeds of at least $15 million and which result in a listing of the Common Stock on a national securities exchange or the NASDAQ National Market or NASDAQ SmallCap Market.

         (aa) "Registrable Securities" means (i) the Underlying Shares, and (ii) any securities issued or issuable with respect to Common Stock by the way of stock dividend or stock split or in connection with a combination or reorganization or otherwise.

         (bb) "Registration Statement" shall have the meaning set forth in
Section 6(b) hereof.

         (cc) "Requested Information" shall have the meaning set forth in
Section 6(d)(i) hereof.

         (dd) "Rule 144" shall have the meaning set forth in Section 6(h) hereof.

         (ee) "SEC" means the Securities and Exchange Commission.

         (ff) "SEC Reports" shall have the meaning set forth in Section 3(b) hereof.

         (gg) "Securities Act" means the Securities Act of 1933, as amended.

         (hh) "Subscription Form" means the form attached hereto as Exhibit C.

         (ii) "Subsidiary" means, with respect to the Company, any corporation of which an aggregate of fifty percent (50%) or more of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company and/or one or more Subsidiaries of the Company.

         (jj) "Transfer Agent" means the Company or any firm engaged to act as the transfer agent of the Company.

         (kk) "Underlying Share Expiration Date" means the last date on which this Warrant may be exercised, which shall be 5:00 p.m., New York City time, on the day before the date which is ten (10) years from the Issuance Date, or if such expiration date is not a Business Day, at or before 5:00 p.m. New York City time on the next following Business Day.


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         (ll) "Underlying Share Purchase Price" shall mean the purchase price to be paid upon the exercise of this Warrant with respect to the Underlying Shares in accordance with the terms hereof, which price shall be $1.34 per Underlying Share, subject to adjustment from time to time pursuant to the provisions of
Section 4 hereof.

         (mm) "Underlying Shares" means the 1,500,000 shares of Common Stock that are the subject of this Warrant, subject to adjustment from time to time as provided herein.

         (nn) "Violation" shall have the meaning set forth in Section 6(f) hereof.

         (oo) "Warrant" shall have the meaning set forth in the introductory paragraph.

         (pp) "Warrant Holder" means a person or entity in whose name this Warrant shall be either initially or subsequently registered upon the books to be maintained by the Company for such purpose, and "Warrant Holders" means, collectively, the Warrant Holder and all other persons or entities in whose name the Warrants shall be either initially or subsequently registered upon the books to be maintained by the Company for such purpose.

         SECTION 2. Duration, Vesting and Exercise.

         (a) Duration. This Warrant may be exercised from time to time, upon the terms and subject to the conditions set forth herein, at any time on or before the Underlying Share Expiration Date. If this Warrant is not exercised in accordance with the terms hereof on or before the Underlying Share Expiration Date, the Warrant Holder shall no longer be entitled to purchase the Underlying Shares and all rights hereunder to purchase such Underlying Shares shall thereupon cease.

         (b) Vesting. This Warrant shall vest as follows:

             (i) 375,000 of the Underlying Shares shall be eligible for purchase on and after the Issuance Date; and

             (ii) another 46,875 of the Underlying Shares shall become eligible for purchase on and after the last day of each month commencing February 28, 2003 and ending January 31, 2005.

             All Underlying Shares shall be deemed fully vested upon (x) the termination of the Consulting Services Agreement between the Warrant Holder and the Company, dated February 21, 2003 (the "Consulting Agreement"), for any reason other than a "for cause" termination by the Company, and (y) ten (10) days before the effective date of a Change of Control. In addition, any of the Underlying Shares not vested upon the termination of the Consulting Agreement by the Company "for cause," shall not be thereafter eligible for vesting or purchase under this Warrant.

         (c) Exercise.

             (i) A Warrant Holder may exercise this Warrant, in whole or in part, to purchase the vested Underlying Shares in such amounts as may be elected upon surrender of this Warrant, together with a duly executed Subscription Form,

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


to the Company at its corporate office, together with the full Underlying Share Purchase Price for each Underlying Share to be purchased, in lawful money of the United States, or by certified check or bank draft payable in United States dollars to the order of the Company and upon compliance with and subject to the conditions set forth herein.

             (ii) Upon receipt of this Warrant, together with a duly executed Subscription Form, and accompanied by payment of the Underlying Share Purchase Price for the number of vested Underlying Shares for which this Warrant is then being exercised, the Company shall, subject to Section 7(b) hereof, cause to be issued and delivered promptly, but in no event later than the third Business Day after the date on which the Company receives this Warrant, the Subscription Form and the Underlying Share Purchase Price, to the Warrant Holder certificates for such shares of Common Stock in such denominations as are requested by the Warrant Holder in the Subscription Form.

             (iii) In case a Warrant Holder shall exercise this Warrant with respect to less than all of the Underlying Shares, the Company will execute a new Warrant, which shall be exercisable for the balance of the Underlying Shares that may be purchased upon exercise of the unexercised portion of this Warrant and shall deliver such new Warrant to the Warrant Holder.

             (iv) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date, and the Person entitled to receive the vested Underlying Shares and any new Warrant representing the unexercised portion of this Warrant deliverable upon such exercise shall be treated for all purposes as the holder of such Underlying Shares and new Warrant, respectively, upon such exercise as of the close of business on the Exercise Date.

             (v) The Company covenants and agrees that it will pay when due and payable any and all taxes that may be payable in respect of the issue of this Warrant or the issue of any vested Underlying Shares. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer by the Warrant Holder of this Warrant or any Underlying Shares to any person or entity at the time of surrender. Until the payment of the tax referred to in the previous sentence and the presentation to the Company by the Warrant Holder of reasonable proof of such payment, the Company shall not be required to issue Underlying Shares or a new Warrant representing the unexercised portion of this Warrant to any transferee.

         (d) Cashless Exercise. In lieu of payment of the Underlying Share Purchase Price, a Warrant Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company, together with a duly executed Cashless Exercise Form (or a reasonable facsimile thereof) (a "Cashless Exercise"); provided, however, that a Cashless Exercise will only be accounted by the Company if the Company's Common Stock has been trading in a public market for at least thirty (30) continuous days prior to the date of such exercise. Acceptance by the Company of such presentation and surrender shall be deemed a waiver of the Warrant Holder's obligation to pay all or any portion of the Underlying Share Purchase Price in cash, as the case may be. In the event of a Cashless Exercise, the Warrant Holder shall exchange this Warrant for that number of shares of Common Stock determined by multiplying the number of shares of Common Stock for which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Underlying Share Purchase Price, and the denominator of which shall be the then current Market Price per share of Common Stock.


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         SECTION 3. Covenants.

         (a) Issuance and Sale of Underlying Shares. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall equal the aggregate number of the Underlying Shares. The Company covenants that all shares of Common Stock that shall be issuable upon exercise of this Warrant shall, at the time of delivery, and, subject to Section 2(c) hereof, upon receipt by the Company of the Underlying Share Purchase Price, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

         The Transfer Agent for the Common Stock will be irrevocably authorized and directed at all times to reserve such number of authorized shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent, if such agent is other than the Company. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 7(b) hereof. The Company will furnish such Transfer Agent with a copy of all notices of adjustments and certificates related thereto transmitted to the Warrant Holder pursuant to
Section 4(k) hereof.

         (b) SEC Reports. For so long as this Warrant remains outstanding, the Company shall cause copies of all of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act ("SEC Reports") to be mailed to the Warrant Holder at the address set forth or as provided herein, in each case, within fifteen (15) days of filing with the SEC.

         (c) Restrictive Legend. Each certificate evidencing shares of Common Stock issued to the Warrant Holder following the exercise of this Warrant shall bear the following restrictive legend until such time as the transfer of such security is not restricted under the federal securities laws:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING

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                  TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF
                  COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

         SECTION 4. Adjustment of Underlying Share Purchase Price and Number of Underlying Shares. The number of Underlying Shares purchasable upon the exercise of this Warrant and the payment of the Underlying Share Purchase Price shall be subject to adjustment from time to time as follows:

         (a) Issuance or Sale of Securities. If in any calendar quarter the Company issues or sells, or in accordance with subsection (b) below is deemed to have issued or sold, any shares of Common Stock of the Company (including options, warrants or other securities convertible or exercisable into shares of Common Stock) in excess of 0.5% of the number of shares of Common Stock then outstanding (other than pursuant to a Permitted Issuance) for a consideration per share less than Underlying Share Purchase Price in effect immediately prior to the time of such issuance or sale, then immediately upon such issuance or sale, the Underlying Share Purchase Price shall be reduced to a price equal to the price or deemed price per share of Common Stock issued or sold in such issuance or sale.

         (b) Effect on Underlying Share Purchase Price of Certain Events. For purposes of determining the adjusted Underlying Share Purchase Price under
Section 4(a), the following shall be applicable:

             (i) Issuance of Rights or Options. If the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Underlying Share Purchase Price in effect immediately prior to the time of such issuance or sale, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance.

         For purposes of this paragraph (b)(i), the "price per share for which Common Stock is issuable upon exercise of such Options or upon conversion or exchange of such Convertible Securities" is determined by dividing (x) the total amount, if any, received or to be received by the Company as consideration for the granting of all such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (y) the total number of shares of Common Stock issuable upon exercise of all such Options or upon the conversion


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or exchange of all such Convertible Securities issuable upon the exercise of such Options.

             (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the "price per share of which Common Stock is issuable upon such conversion or exchange" is less than the Underlying Share Purchase Price in effect immediately prior to the time of such issuance or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company for such price per share, unless the issuance of such shares of Common Stock upon such exercise, conversion or exchange constitutes a Permitted Issuance. For the purposes of this paragraph, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (x) the total amount received or to be received by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

             (iii) Change in Option Price or Underlying Share Purchase Price. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Underlying Share Purchase Price in effect at the time of such change shall be readjusted to the Underlying Share Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

             (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Underlying Share Purchase Price then in effect shall be adjusted to the Underlying Share Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities never been issued.

             (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount payable by the purchaser or purchasers thereof after deducting underwriting discounts, commissions or other expenses of sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common


                                       9
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Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined by a majority of the Independent Directors in good faith exercise of their business judgment; provided, however, that in the event that the Warrant Holder reasonably disagrees with such determination and so notifies the Company in writing, the Company shall promptly retain an Independent Investment Bank to determine such fair value, which determination shall be final and binding on the Company and the Warrant Holder.

             (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for no consideration.

         (c) Adjustment for Change in Market Price. If the Market Price for the Common Stock, averaged over a period of thirty (30) days instead of the ten (10) days provided in the definition of "Market Price" in Section 1 hereof, shall be less than the Underlying Share Exercise Price, the Underlying Share Exercise Price shall be adjusted downward to equal the Market Price for such period.

         (d) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant shall effect a subdivision of the outstanding Common Stock or combines the outstanding shares of Common Stock, then, in each such case, the Underlying Share Purchase Price in effect immediately prior to such event shall be adjusted so that the Holder of this Warrant shall have the right to purchase the number of shares of Common Stock which he, she or it would have had the right to purchase after the event had such shares of Common Stock been purchased immediately prior to the occurrence of such event. Any adjustment under this Section 4(d) shall become effective as of the date and time such subdivision or combination becomes effective.

         (e) Reorganization, Reclassification, Consolidation, Merger or Sale.

             (i) Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person and any transaction which is effected in such a way that holders of more than fifty percent (50%) of the shares of Common Stock then outstanding are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets of another Person with respect to or in exchange for Common Stock is referred to herein as a "Change of Control."

             (ii) Prior to the consummation of any Change of Control, the Company shall make appropriate provisions, in form and substance reasonably satisfactory to the Warrant Holder, to insure that the Warrant Holder shall thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Warrant Holder's rights under this Warrant to purchase such shares of Common Stock or other securities as may be issuable or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such Warrant Holder's rights, had such Change of Control not taken place. In any such case, the Company shall make appropriate provisions, in


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form and substance reasonably satisfactory to at the Warrant Holder, with respect to such Warrant Holder's rights and interests to insure that the provisions hereof shall thereafter be applicable to this Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Underlying Share Purchase Price to reflect the value for the Common Stock reflected by the terms of such consolidation, merger or sale, if the value so reflected is less than the Underlying Share Purchase Price in effect immediately prior to such consolidation, merger or sale).

             (iii) The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets assumes by written instrument (which may be the agreement of consolidation, merger or sale), in form and substance reasonably satisfactory to the Warrant Holder, the obligation to deliver to the Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrant Holder may be entitled to acquire.

         (f) Certain Events. If, at any time or from time to time after the date of this Warrant, any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights having equity or similar features but excluding any Permitted Issuance), then a majority of the Independent Directors shall make an appropriate adjustment in the Underlying Share Purchase Price so as to protect the rights of the Warrant Holder; provided that no such adjustment shall increase the Underlying Share Purchase Price as otherwise determined pursuant to
Section 4.

         (g) No Impairment. The Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

         (h) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or
(ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         (i) Actions to Maintain Underlying Share Purchase Price Above Par Value. Before taking any action which would cause an adjustment in the Underlying Share Purchase Price such that, upon exercise of this Warrant, shares of Common Stock with par value, if any, would be deemed to be issued below the then par value of the Common Stock, the Company will take any corporate action which may, in the opinion of its counsel, be reasonable necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Underlying Share Purchase Price as so adjusted.

         (j) Certificate of Adjustment. In any case of an adjustment of the number of shares of Common Stock to be purchased under this Warrant, an officer of the Company designated by a majority of the Independent Directors shall compute such adjustment in accordance with the provisions hereof and prepare and sign a certificate showing such adjustment and shall mail such certificate, by first class mail, postage prepaid, to the Warrant Holder at the address of the Warrant Holder set forth or as provided herein. The certificate shall set forth such adjustment showing in detail the facts upon which such adjustment, including a statement of the number of shares of Common Stock and the type and amount, if any, of other property which at the time would be received upon the purchase of the Underlying Shares.

         (k) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) to offer for subscription any additional shares of capital stock of any class or series, (iii) to effect any reclassification or recapitalization of Common Stock outstanding, or (iv) any Change of Control or voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Warrant Holder, not less than ten (10) days and not more than sixty (60) days prior to the date on which the books of the Company shall close, the record date specified therein or the effective date thereof as the case may be, a notice specifying (A) the material terms and conditions of the proposed action, (B) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (C) the date on which any such Change in Control, dissolution, liquidation or winding up is expected to become effective, and (D) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Change of Control, dissolution, liquidation or winding up.

         (l) Notices. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed given upon delivery, if delivered personally, or by a recognized commercial courier with receipt acknowledged, or upon the expiration of seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Warrant Holder at his, her or its address set forth or as provided herein.

         (m) Closing of Books. The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the purchase of any shares of Common Stock under this Warrant in any manner which interferes with the timely purchase of such shares of Common Stock.

         SECTION 5. Preemptive Rights and Dividends.

         (a) Preemptive Rights. If the Company issues additional shares of its capital stock of any or all classes or series, or to any securities of the Company convertible into such capital stock (other than Excluded Securities), then the Warrant Holder shall have the preemptive right to subscribe for and purchase any or all of his, her or its pro rata portion of such additional issuance of securities. Such preemptive right shall be exercisable within thirty
(30) days of receipt by the Warrant Holder of written notice by the Company of an additional issuance of securities. If the Warrant Holder desires to exercise his, her or its preemptive right to purchase any and all of his, her or its pro rata portion of an additional issuance of securities, the Warrant Holder shall notify the Company in writing at the address set forth herein or provided hereby within the aforementioned thirty (30) day time period. The Warrant Holder's pro rata portion of such securities shall be determined by multiplying the total number of securities of the Company offered by a fraction, with the numerator being that number of shares of Common Stock (including the number of shares of Common Stock which may be purchased by the Warrant Holder under this Warrant) held by the Warrant Holder and the denominator being the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock into which all Convertible Securities then outstanding may be converted.

         (b) Dividends. In the event the Company shall, at any time prior to the earlier to occur of (i) the complete exercise of this Warrant, and (ii) the Underlying Share Expiration Date, declare or pay to the holders of Common Stock a dividend payable in any kind of shares of capital stock of the Company or make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of a return or capital, then, upon the subsequent exercise of this Warrant, the Warrant Holder shall receive, in addition to shares of Common Stock to which he, she or it would otherwise be entitled upon such exercise, such additional shares of stock or assets of the Company, which he, she or it would have been entitled to receive, had he, she or it exercised this Warrant into the shares of Common Stock prior to the happening of such dividend or distribution.

         SECTION 6. Registration Rights.

         (a) Demand Registration. At any time after September 1, 2003, the Warrant Holder shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the SEC, on two (2) occasions, a Registration Statement (as defined below) and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Warrant Holder, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale, for a period of nine (9) months, of the vested Underlying Shares by such Warrant Holder.

         (b) Incidental Registration. If at any time after the issuance of this Warrant, the Company proposes to register any of its Common Stock under the Securities Act by registration on any form other than Form S-4 or S-8, whether or not for sale for its own account, it shall each such time give prompt written notice to the Warrant Holder of its intention to do so and of the Warrant Holder's registration rights under this Section 6(b). Upon the written request of the Warrant Holder, made as promptly as practicable and in any event within ten (10) Business Days after the receipt of notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by the Warrant Holder and the intended method of disposition), the Company shall use its reasonable best efforts to effect, in such registration statement (the "Registration Statement"), the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Warrant Holder to the extent required to permit the disposition of such Registrable Securities in accordance with the intended methods thereof described as aforesaid; provided, however, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which the Warrant Holder shall have indicated to be acceptable to him, her or it, the Company shall so advise the

Warrant Holder of such price, and the Warrant Holder shall then have the right to withdraw his, her or its request to have his, her or its Registrable Securities included in such Registration Statement; provided, further, that if, at any time after giving written notice of his, her or its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, (a) give written notice of such determination not to register, and thereby be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith), and (b) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

         If the managing underwriter of any underwritten offering under this
Section 6(b) shall inform the Company by letter that, in its opinion, the number or type of Registrable Securities requested to be included in such registration would adversely affect such offering, and the Company has so advised the Warrant Holder in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pursuant to this Warrant and all other securities proposed to be registered, pro rata based on the number of securities proposed to be registered.

         (c) Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Sections 6(a) and (b), the Company shall:

             (i) prepare the Registration Statement and file it with the SEC, and thereafter use its reasonable best efforts to cause the Registration Statement to become effective, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

             (ii) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement;

             (iii) furnish to the Warrant Holder such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto, and such other documents, as the Warrant Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Warrant Holder;

             (iv) use reasonable efforts to (A) register and qualify the Registrable Securities covered by the Registration Statement under such securities or Blue Sky laws of the jurisdictions reasonably requested by the Warrant Holder, (B) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (C) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect, and (D) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(c);

             (v) (A) in the case of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and (B) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 6(f) hereof.

             (vi) promptly notify the Warrant Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to the Warrant Holder as he, she or it may reasonably request;

             (vii) promptly notify the Warrant Holder (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

             (viii) permit counsel to the Warrant Holder to review the Registration Statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

             (ix) make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

             (x) at the request of the Warrant Holder, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (A) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, and (B) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

             (xi) make available for inspection by the Warrant Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by the Warrant Holder or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility in connection with the preparation of the Registration Statement, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

             (xii) use its best efforts either to (A) cause all the Registrable Securities, except for this Warrant, covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (B) secure designation of all the Registrable Securities, except this Warrant, covered by the Registration Statement as a NASDAQ "National Market Security" or "SmallCap Security" and the quotation of the Registrable Securities on the NASDAQ National Market or NASDAQ SmallCap Market;

             (xiii) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

             (xiv) cooperate with the Warrant Holder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Warrant Holder may reasonably request; and

             (xv) take all other reasonable actions necessary to expedite and facilitate disposition of Registrable Securities by the Warrant Holder pursuant to the Registration Statement.

         (d) Obligations of the Warrant Holder.

             (i) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Warrant with respect to the Warrant Holder that the Warrant Holder shall furnish to the Company such information regarding the Warrant Holder, the Registrable Securities held by the Warrant Holder and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least fifteen (15) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Warrant Holder of the information the Company requires from he, she or it (the "Requested Information") if he, she or it elects to have any of its Registrable Securities included in the Registration Statement. If within three (3) Business Days of the filing date the Company has not received the Requested Information from the Warrant Holder, then the Company may file the Registration Statement without including Registrable Securities of the Warrant Holder.

             (ii) The Warrant Holder, by its, his or her acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of any Registration Statement hereunder.

             (iii) In the event of an underwritten offering, the Warrant Holder agrees to enter into and perform its obligations under an underwriting agreement, in usual and customary form, including without limitation customary indemnification and contribution obligations, with the managing underwriter of such offering and to take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Warrant Holder has decided not to participate.

             (iv) The Warrant Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(c)(vi), the Warrant Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until its, his or her receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(c)(vi) and, if so directed by the Company, the Warrant Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in its, his or her possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         (e) Expenses of Registration. In connection with any and all registrations pursuant to Section 6, all expenses other than underwriting discounts and commissions incurred in connection with registration, filings or qualifications, including, without limitation, all registration, listing, filing and qualification fees, printing and accounting fees and costs, the fees and disbursements of counsel for the Company and the reasonable fees and disbursements for one firm of counsel for the Warrant Holder shall be borne by the Company.

         (f) Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Warrant:

             (i) To the extent permitted by law, the Company will indemnify and hold harmless the Warrant Holder (in such capacity) and, if applicable, its members, managers, directors, officers and/or agents, any underwriter (as defined in the Securities Act) for the Warrant Holder, and each person, if any, who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, an "Indemnified Party"), against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a

"Violation"); (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the restrictions set forth in Section 6(f)(iv) with respect to the number of legal counsel, the Company shall promptly reimburse the Warrant Holder, and each such other person entitled to indemnification under this Section 6(f)(i), as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such Claim, investigation or proceeding is brought or initiated by the Company or a third party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(f)(i) shall not (A) apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by the Warrant Holder expressly for use in connection with the preparation of the Registration Statement, any prospectus or any such amendment thereof or supplement thereto or any failure of the Warrant Holder to deliver a prospectus as required by the Securities Act; or (B) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Warrant Holder and shall survive the transfer of the Registrable Securities by the Warrant Holder as provided herein.

             (ii) In connection with any Registration Statement in which the Warrant Holder is participating in such capacity, the Warrant Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 6(f)(i), the Company, each of its directors, each of its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively, also an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Warrant Holder expressly for use in connection with such Registration Statement; and the Warrant Holder shall promptly reimburse an Indemnified Party, as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by the Indemnified Party in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Indemnified Party or a third party; provided, however, that the indemnity agreement contained in this Section 6(f)(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Warrant Holder, which consent shall not be unreasonably withheld; provided, further, that the Warrant Holder shall be liable under this Section 6(f)(ii) for only that amount of a Claim as does not exceed the net proceeds to it as a result of the sale of Registrable Securities pursuant to such Registration Statement.

             (iii) The Company shall be entitled to receive indemnification from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

             (iv) Promptly after receipt by an Indemnified Party under this
Section 6(f) of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6(f), deliver to an indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly given notice, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party; provided, however, that an Indemnified Party shall have the right to retain its, his or her own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for such party, representation of such party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Warrant Holder and any Indemnified Party related thereto; such legal counsel shall be selected by the Warrant Holder or such other Indemnified Party subject to the Company's approval which shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to another under this Section 6(f), except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 6(f) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         (g) Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which, he, she or it would otherwise be liable under Section 6(d) to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under Section 6(d), (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning used in the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

         (h) Reports Under Exchange Act. With a view to making available to the Warrant Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the security holders to sell securities of the Company to the public without registration ("Rule 144"), the Company shall at all times:

             (i) make and keep public information available, as those terms are understood and defined in Rule 144;

             (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

             (iii) furnish to the Warrant Holder while a holder hereof, promptly upon request, (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act,
(B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed with the SEC by the Company, and (C) such other information as may be reasonably requested to permit the Warrant Holder to sell such securities without registration.

         SECTION 7. Other Provisions Relating to Rights of the Warrant Holder.

         (a) Warrant Holder not a Shareholder. The Warrant Holder, as such, shall not be entitled to vote or receive dividends or be deemed holders of Common Stock for any purpose whatsoever, nor shall anything contained in this Warrant be construed to confer upon the Warrant Holder, as such, any of the rights of a stockholder of the Company, including, but not limited to, the right to vote for the election of directors or on any other matter, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised to purchase Underlying Shares, at which time the person or persons in whose name or names the certificate or certificates for the shares of Common Stock are registered shall be deemed the holder or holders of record of such shares of Common Stock for all purposes.

         (b) Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fractional shares of Common Stock in connection with the exercise of this Warrant. In any case where the Warrant Holder would, except for the provisions of this Section 7(b), be entitled under the terms of this Warrant to receive a fraction of a share of Common Stock upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Underlying Share Purchase Price, issue the largest number of whole shares of Common Stock purchasable upon exercise of this Warrant. The Warrant Holder expressly waives his, her or its right to receive a certificate of any fraction of a share of Common Stock upon the exercise hereof. However, with respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall pay to the Warrant Holder an amount in cash equal to such fraction multiplied by the Market Price per share of Common Stock.

         (c) Absolute Owner. Prior to due presentment for registration of transfer of the Warrant Certificates, the Company may deem and treat the Warrant Holder as the absolute owner of this Warrant for the purpose of any exercise thereof and for all other purposes and the Company shall not be affected by any notice to the contrary.

         SECTION 8. Division, Split-Up, Combination, Exchange and Transfer of
                    Warrants

         (a) Request. This Warrant may be divided, split up, combined or exchanged for other Warrants of like tenor to purchase a like aggregate number of Underlying Shares. If the Warrant Holder desires to divide, split up, combine or exchange this Warrant, he, she or it shall make such request in writing delivered to the Company at its corporate offices in Wall, New Jersey, or as otherwise directed by the Company in writing, and shall surrender the Warrant to be so divided, split up, combined or exchanged at said office; provided, however, that if this Warrant is divided or split up and any resulting warrant is to be issued in the name of a person other than the Warrant Holder, the Warrant Holder must comply with the provisions of Section 8(b) hereof. Upon any such surrender for a division, split-up, combination or exchange, the Company shall execute and deliver to the Warrant Holder the new Warrants as so requested. The Company may require the Warrant Holder to pay a sum sufficient to cover any tax, governmental or other charge that may be imposed in connection with any division, split-up, combination or exchange of this Warrant.

         (b) Assignment; Replacement of Warrant Certificates. This Warrant may be sold, transferred, assigned or hypothecated by the Warrant Holder at any time, in whole or in part, subject to compliance with federal and state securities laws; provided, however, the Warrant Holder shall provide an opinion of counsel, which opinion shall be reasonably satisfactory to counsel to the Company, that the transfer, assignment or hypothecation qualifies for an exemption from registration under the Securities Act. Any division or assignment permitted of this Warrant shall be made by surrender by the Warrant Holder of this Warrant to the Company at its principal office with the Assignment Form attached as Exhibit A hereto duly executed, together with funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver one or more new Warrants in the name of the assignees named in such instrument of assignment and the surrendered Warrant shall promptly be canceled; provided however, if less than all of the Underlying Shares are assigned, the remainder of this Warrant will be evidenced by a new Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen or destroyed Warrant shall thereupon become void.

         SECTION 9. Other Matters.

         (a) Taxes and Charges. The Company will from time to time promptly pay, subject to the provisions of paragraph (v) of Section 2(b), all taxes and charges that may be imposed upon the Company in respect of the issuance or delivery, but not the transfer, of this Warrant or the Underlying Shares.

         (b) Notices. Except as otherwise provided herein, notice or demand pursuant to this Agreement to be given or made by the Warrant Holder to or on the Company or by the Company to or on the Warrant Holder, shall be sufficiently given or made if delivered personally or by overnight courier, or sent by registered or certified mail, postage prepaid, return receipt requested, or by facsimile transmission, electronically confirmed and addressed, until another address is designated in writing by either the Company or the Warrant Holders, as the case may be, as follows:

                           If to the Company:

                           Medi-Hut Co., Inc.
                           1345 Campus Parkway
                           Wall, NJ 07753
                           Attention: Chairman
                           Telephone No.: (732) 919-2799
                           Facsimile No.: (732) 919-2798

                           If to the Warrant Holder:

                           Century Capital Associates LLC
                           215 Morris Avenue
                           Spring Lake, New Jersey 07762
                           Attention: Tom Gifford, Vice President
                           Telephone No.: (732) 282-1055
                           Facsimile No.: (732) 282-0210

                           With a copy to:

                           Giordano, Halleran & Ciesla, P.C.
                           125 Half Mile Road
                           P.O. Box 190
                           Middletown, New Jersey 07748
                           Attention: Paul T. Colella
                           Telephone No.: (732) 741-3900
                           Facsimile No.: (732) 224-6599

         Except as otherwise provided herein, notices delivered in accordance with the foregoing provisions of this Section 9(b) shall be effective (i) when delivered, if delivered personally or by facsimile transmission electronically confirmed, (ii) one Business Day after being delivered (properly addressed and all fees paid) for overnight delivery to a courier (such as Federal Express) which regularly provides such service and regularly obtains executed receipts evidencing delivery, or (iii) five (5) days after being sent by registered or certified mail, postage prepaid, return receipt requested.

         (c) Governing Law. The validity, interpretation and performance of this Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the conflicts of laws principles thereof.

         (d) Exclusive Benefit. Nothing in this Warrant expressed or nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Warrant Holder any right, remedy or claim hereunder, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of such persons and their successors, survivors and permitted assigns hereunder. This Warrant is for the benefit of and is enforceable by any subsequent Warrant Holder.

         (e) Headings. The article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation hereof.

         IN WITNESS WHEREOF, Medi-Hut Co., Inc. has caused this Warrant to be duly executed and delivered as of the date first above written.


                                                 MEDI-HUT CO., INC.


                                                 By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT A
                                                                       ---------


                                 ASSIGNMENT FORM

         For value received, the undersigned hereby sells, assigns and transfers unto ____________, whose address is _________________ and whose social security or other identifying number is _______________, this Warrant to purchase __________________ Underlying Shares, and hereby irrevocably constitutes and appoints the Secretary of Medi-Hut Co., Inc. as his, her or its attorney-in-fact to transfer the same on the books of the Company with full power of substitution and re-substitution. If said number of Underlying Shares is less than all of the Underlying Shares purchasable under this Warrant so assigned, the undersigned requests that a new Warrant representing the remaining Underlying Shares be registered in the name of ________________, whose address is __________________, whose social security or other identifying number is _______________________, and that such new Warrant be delivered to _____________________, whose address is _____________________.


Date: __________________                         -------------------------------
                                                 (Signature)


                                                 -------------------------------
                                                 (Print Name)

                                                                       EXHIBIT B
                                                                       ---------


                             CASHLESS EXERCISE FORM

(To be executed upon exercise of this Warrant pursuant to Section 2(c) of this Warrant)

         The undersigned hereby irrevocably elects to surrender ________ shares purchasable under this Warrant being delivered herewith, for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of this Warrant, as provided for in Section 2(c) of this Warrant.

         Please issue a certificate or certificates for ________ shares of Common Stock in the name of, and pay cash for fractional shares in the name of:

         (Please print name, address, and social security number/tax identification number.)

         and, if said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under this Warrant, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of the undersigned Warrant Holder or his, her or its transferee as below indicated and delivered to the address stated below.


Dated: _________________


Name of Warrant Holder
or transferee: _________________________________________________________________
                                    (Please Print)


Address: _______________________________________________________________________


Signature: _____________________________________________________________________


         NOTE: Signature must conform to the name of Warrant Holder as specified on the face of this Warrant or with the name of the transferee appearing in the Assignment Form attached as Exhibit A to this Warrant.

                                                                       EXHIBIT C
                                                                       ---------


                                SUBSCRIPTION FORM

         The undersigned hereby irrevocably elects to exercise this Warrant, to purchase __________ Underlying Shares and tenders payment herewith in the amount of $_____. The undersigned requests that a certificate for such Underlying Shares be registered in the name of __________, whose address is __________ and whose social security or other identifying number is __________, and that such Underlying Shares be delivered to __________, whose address is __________. If said number of Underlying Shares is less than all of the Underlying Shares purchasable under this Warrant, the undersigned requests that a new Warrant representing the remaining Underlying Shares be registered in the name of __________, whose address is __________ and whose social security or other identifying number is __________, and that such new Warrant be delivered to __________, whose address is __________.


Date:___________________                         ------------------------------
                                                 (Signature)


                                                 -------------------------------
                                                 (Print Name)